Exhibit 99.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
This First Amendment (this “Amendment”), dated as of August [__], 2017, to the Securities Purchase Agreement, dated as of March 15, 2017 (the “Agreement”), is entered into by and among Bioptix, Inc. (the “Company”), the Majority in Interest and the Lead Investor.   Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
RECITALS:
A. Whereas, on March 15, 2017, the Company entered into the Agreement and sold and issued Notes and Warrants to the Purchasers, as more fully described in the Agreement;
B. Whereas, Section 2.4 of the Agreement provides for the exchange of the Notes for Preferred Shares pursuant to Section 3(a)(9) of the Securities Act on the Filing Date, which such Filing Date must occur within five (5) days of receiving Preferred Stock Authorization;
C. Whereas, on August 21, 2017, the Company received Preferred Stock Authorization; and
D. Whereas, the Company, a Majority in Interest and the Lead Investor desire to amend Section 2.4 of the Agreement to provide for an extended period of time to consummate the Note Exchange.
AGREEMENTS
NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:
1. Section 2.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  Within thirty (30) calendar days of receiving Preferred Stock Authorization, the Company shall designate shares of preferred stock as “Series A Preferred Stock” by filing the Certificate of Designations, Preferences and Rights of 0% Series A Convertible Preferred Stock (the “Certificate of Designation”), in the form attached hereto as Exhibit F with the Secretary of State (such date of filing, the “Filing Date”).”
2. Except as modified herein, the terms of the Agreement and Transaction Documents shall remain in full force and effect.
3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment.  A signature delivered by facsimile shall constitute an original.
4. This Amendment shall be governed pursuant to Section 5.9 of the Agreement.
[Signature Page Follows]

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

THE COMPANY

Bioptix, Inc.

By: ___________________
Name: Michael Beeghley
Title: Chief Executive Officer

PURCHASERS

By: ___________________
Name:
Title:

By: ___________________
Name:
Title:

LEAD INVESTOR

________________